UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of Earliest

Event Reported): January 12, 2004

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(513) 784-8000

Item 5.	Other Events.

On January 12, 2004 the Company announced that it has elected a new President and Chief Executive Officer, Fernando Aguirre. A copy of Mr. Aguirre’s Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

(c) Exhibits

10.1 Employment Agreement dated and effective January 12, 2004 between Chiquita Brands International, Inc. and Fernando Aguirre.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2004	CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/s/ Robert W. Olson

Robert W. Olson Senior Vice President, General Counsel and Secretary